EXHIBIT 2.1

PLAN AND AGREEMENT OF MERGER

OF

COMPUPRINT, INC.

(a North Carolina corporation)

AND

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

(a Delaware corporation)

PLAN AND AGREEMENT OF MERGER entered into on November 3, 2006 by COMPUPRINT, INC., a business corporation of the State of North Carolina, and approved by resolution adopted by its Board of Directors on said date, and entered into on November 3, 2006 by TERRA ENERGY & RESOURCE TECHNOLOGIES, INC., a business corporation organized under the laws of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date.

WHEREAS, all of the outstanding capital stock of TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. is owned by COMPUPRINT, INC.;

WHEREAS, COMPUPRINT, INC. and TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. and their respective stockholders and Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge COMPUPRINT, INC. with and into TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. pursuant to the provisions of the North Carolina Business Corporation Act and pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by COMPUPRINT, INC. and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. and approved by a resolution adopted by its Board of Directors, the Plan and Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Plan and Agreement set forth.

1.            COMPUPRINT, INC. and TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. shall, pursuant to the provisions of the North Carolina Business Corporation Act and the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, TERRA ENERGY & RESOURCE TECHNOLOGIES, INC., which shall be the surviving corporation at the effective time and date of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of COMPUPRINT, INC., which is sometimes hereinafter referred to as the "terminating corporation", shall cease at the effective time and date of the merger in accordance with the provisions of the North Carolina Business Corporation Act.

2.            The certificate of incorporation of the surviving corporation as in force and effect at the effective time and date of the merger in the jurisdiction of its organization shall be the certificate of incorporation of said surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the laws of the jurisdiction of its organization.

3.           The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4.           The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5.           Each issued share of the terminating corporation shall, at the effective time of the merger, be converted into one share of the surviving corporation. Separately, each issued share of the surviving corporation outstanding immediately prior to the effective time of the merger shall be cancelled at the effective time and date of the merger.

Each issued warrant, option, right or other security of the terminating corporation shall, at the effective time of the merger, be converted, on a one-for-one basis for the same number of warrant, option, right or other security with no other changes in the terms and conditions thereof including exercise prices and the date and extent of exercisability, into a warrant, option, right or other security of the surviving corporation.

6.            The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation for their approval or rejection in the manner prescribed by the provisions of the North Carolina Business Corporation Act and to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the laws of the jurisdiction of its organization.

7.           In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the North Carolina Business Corporation Act and upon behalf of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of North Carolina and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of North Carolina and the State of Delaware and elsewhere to effectuate the merger herein provided for.

8.            The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

9.           Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the terminating corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest in the surviving corporation and the terminating corporation shall be as of the effective date the property of the surviving corporation as they were of the surviving corporation and the terminating corporation, respectively. The terminating corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the terminating corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the terminating corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the terminating corporation or otherwise to take any and all such action.

10.          This Plan and Agreement of Merger and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

11.          The effective time of this Plan and Agreement of Merger shall be November 13, 2006, or the date on which Articles of Merger are filed with the Secretary of State of the State of North Carolina and a Certificate of Merger is filed with the Secretary of State of the State of Delaware, whichever is later.

                                IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Dated: November 3, 2006

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

By:	/s/ Roman Rozenberg
Roman Rozenberg,
Chief Executive Officer and President

COMPUPRINT, INC.

By:	/s/ Roman Rozenberg
Roman Rozenberg,
Chief Executive Officer and President

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